Exhibit 10.2

Execution Copy

Exhibit B

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], by and between (i) Malacca Straits Acquisition Company Limited, a Cayman Islands exempted company (together with its successors, including after giving effect to the Domestication (as defined below)), the “Purchaser”) and (ii) the undersigned, Holder of Company Stock (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on September 26, 2022, the Purchaser, Indiev, Inc, a California corporation (together with its subsidiaries and their respective successors, including after the Conversion, the “Company”), MLAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), the Purchaser Representative and the Seller Representative entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, (a) the Purchaser shall transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a corporation under the laws of the State of Delaware (the “Domestication”), and (b) upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Merger”), and as a result of which all of the issued capital stock of the Company outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its Pro Rata Share of the Merger Consideration (and a contingent right to receive the Earnout Shares after the Closing) as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, as of the date hereof, Holder is a holder of Company Stock or Company Convertible Securities in such amounts and types of securities as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Purchaser Common Stock received by Holder in the Merger, including its Pro Rata Share of any Earnout Shares issued to Earnout Participants after the Closing (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to the restrictions set forth herein (provided, that for the avoidance of doubt, the term “Restricted Securities” will exclude any PIPE Shares, including those issued pursuant to additional Subscription Agreements signed during the Interim Period under Section 5.20 of the Merger Agreement).

NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (i) one year after the date of the Closing, or (ii) subsequent to the Closing, (x) the date on which the closing sale price of shares of Purchaser Common Stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, stock splits, stock dividends, rights issuances, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least 150 days after the Closing, or (y) the date after the Closing on which the Purchaser completes a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Purchaser’s shareholders having the right to exchange their equity holdings in the Purchaser for cash, securities or other property: (A) sell, offer to sell, contact or agree to sell, hypothecate, pledge, lend, encumber, donate, assign, grant any option, right or warrant to purchase, purchase any option or contract to sell, or otherwise dispose of or enter into any agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules of regulation of the Commission promulgated thereunder, with respect to any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, and in the case of clauses (A) or (B) above whether any such transaction is to be settled by delivery of Restricted Securities, in cash or otherwise, or (C) publicly announce or disclose any intention to enter into any transaction described in clauses (A), (B) or (C) above (any of the foregoing described in clauses (A), (B) or (C), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below) or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (i) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (ii) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (iii) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, and (v) any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Purchaser that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with, and each direct or book entry registration shall include in its notations, a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN INCLUDING THE REGISTERED OWNER OF THE SHARES REPRESENTED HEREBY, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of Merger Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing of the Merger. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. The Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Except for the rights of the Sponsor (and its successors and assigns) set forth in Sections 2(h) and 2(j), for which provisions Sponsor and its successors and assigns are express third party beneficiaries, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the County of New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser at or prior to the Closing, to:

Malacca Straits Acquisition Company Limited
Unit 601-2, St. George’s Building, 2 Ice House Street Central, Hong Kong
Attn:     Gordon Lo, Chief Executive Officer;
             Stanley Wang, Chief Financial Officer
Telephone No.: +852 21060888
Email:   gordon@malaccastraits.net;
              stanley@malaccastraits.net

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:      Matthew A. Gray, Esq.
              Stuart Neuhauser, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:    mgray@egsllp.com;
              sneuhauser@egsllp.com

If to the Sponsor in connection with Section 2(j), to:

Malacca Straits Management Company Limited
Unit 601-2, St. George’s Building, 2 Ice House Street
Central, Hong Kong
Attn: Ivan Wong, Director
Telephone No.: +852 21060888
Email: ivan_wong@petersonhk.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:     Matthew A. Gray, Esq.
             Stuart Neuhauser, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:   mgray@egsllp.com;
            sneuhauser@egsllp.com

If to the Purchaser after the Closing, to: INDI Electric Vehicle Inc. 5001 S Soto Street Vernon, CA 90058 Attn: Mr. Hai Shi, CEO Telephone No.: (323) 703-5720 Email:sh@indiev.com with copies (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA 92130
Attn:     James A. Mercer III, Esq.
Telephone No.: (858) 720-7469
Email:   jmercer@sheppardmullin.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:     Stuart Neuhauser, Esq.
             Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:   mgray@egsllp.com;
            sneuhauser@egsllp.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Subject to the terms of Sections 2(i) and 2(j) below, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance) only in each case with the prior written consent of the Purchaser (acting pursuant to Section 2(i) below) and the Holder. No waiver will be effective unless it is expressly set forth in a written instrument executed by the Purchaser (acting pursuant to Section 2(i) below) and the Holder and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times. Notwithstanding anything to the contrary contained herein, the rights of the Sponsor (and its successors and assigns) under Sections 2(c) and 2(j) (and defined terms used therein) cannot be amended or waived without the prior written consent of the Sponsor (or its successor(s) or assign(s)).

(i) Authorization Regarding this Agreement. The parties acknowledge and agree that enforcement of the Purchaser’s rights and remedies, and the grant of any waivers or amendments under this Agreement may be made, taken and authorized on behalf of the Purchaser only following the affirmative vote or consent of a majority of the Disinterested Independent Directors. For purposes of this Agreement, a “Disinterested Independent Director” means an independent director (as defined under the rules and regulations of The Nasdaq Stock Market) serving on the Purchaser’s board of directors at the applicable time of determination, that is not a pre-Closing Company shareholder, an Affiliate of a pre-Closing Company shareholder, or an officer, director, manager, employee, trustee or beneficiary of a pre-Closing Company shareholder or its Affiliate, nor an immediate family member of any of the foregoing. Without limiting the foregoing, in the event that a pre-Closing Company shareholder or its Affiliate serves as a director, officer, employee or other authorized agent of the Purchaser, the pre-Closing Company shareholder or its Affiliate shall have no authority, express or implied, to act or make any determination on behalf of the Purchaser in connection with this Agreement or any dispute, action or legal proceeding respect hereto.

(j) Early Release. This Agreement is one of a series of substantially identical lock-up agreements that Purchaser is entering into or has entered into with other holders in connection with the Merger. From and after the Closing, the Purchaser (with the approval of the Disinterested Independent Directors (in accordance with Section 2(i) above) shall be entitled to release all or any Restricted Securities from any or all of the restrictions imposed hereunder, and to release Holder from all or any obligations hereunder; provided, however, that if any securities (“Other Restricted Securities”) held by any other Person (an “Other Locked-up Person”) that is party to an agreement with the Purchaser similar to this Agreement, including any Founder Shares pursuant to and as defined in that certain letter agreement, dated as of July 14, 2020 (the “Insider Letter” and, together with any such other agreement similar hereto, the “Other Lock-up Agreements”), by and among the Purchaser, the Sponsor and the other parties named therein (or other securities of the Purchaser issuable upon conversion thereof), are released from any such restrictions, the Restricted Securities shall, unless Holder consents otherwise in writing, also be released in a proportionate manner, and at the same time or times, as Other Restricted Securities subject to such release, except in the case of where such securities are released either (i) to make a transfer that is required by applicable Law or (ii) to permit the holder of such securities to avoid an impending insolvency, bankruptcy or assignment for the benefit of its creditors (either of clauses (i) or (ii), an “Excluded Early Release”); and provided, further, that in the event that any Other Lock-up Agreement is amended or otherwise modified in a manner favorable to any Other Locked-Up Person (other than for an Excluded Early Release through amendment or modification) and such amendment or modification, if applied to this Agreement, would also be favorable to Holder, Holder shall be afforded the benefits of, and this Agreement shall be deemed amended or modified to give effect to, such amendment or modification. The Purchaser and Holder agree that in the event that any Restricted Securities are released from any or all of the restrictions hereunder (except in the case of an Excluded Early Release), the Founder Shares shall, unless the Sponsor (or its successor(s) or assign(s)) consents otherwise in writing, also be released in a proportionate manner, and at the same time or times, as the Restricted Securities subject to such release; and provided, further, that in the event this Agreement is amended or otherwise modified in a manner more favorable to Holder (other than for an Excluded Early Release through amendment or modification) and such amendment or modification, if applied to the Insider Letter, would also be favorable to the Sponsor (or its successors or assigns), the Sponsor (and its successors and assigns) shall be afforded the benefits of, and the Insider Letter shall be deemed amended or modified to give effect to, such amendment or modification. In the event of an early release of all or any Other Restricted Securities or any Other Locked-up Person from any or all of the restrictions imposed pursuant to an Other Lock-up Agreement (other than an Excluded Early Release) or any Other Lock-up Agreement is amended or otherwise modified in a manner favorable to any Other Locked-Up Person (other than for an Excluded Early Release through amendment or modification), the Purchaser shall notify the Sponsor (or its successors and assigns) and Holder within two (2) Business Days of the occurrence of such release, amendment or modification. The Purchaser hereby represents and warrants that no Other Lock-up Agreement imposes any shorter lock-up period or any other lesser restrictions on transfer of Purchaser Common Stock than those imposed on Holder pursuant to this Agreement.

(k) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(l) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Purchaser will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(m) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Purchaser and Holder with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Purchaser and Holder is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document attached and included in the Merger Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under any other agreement between Holder and the Purchaser or any certificate or instrument executed by Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under this Agreement.

(n) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(o) Counterparts; Facsimile.This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Purchaser:

Malacca Straits Acquisition Company Limited

By:
Name:
Title:

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [________________________ ]

By:
Name:
Title:

Number and Type of Shares of Company Stock:

Company Stock:__________________________________________

Type and Amount of Company Convertible Securities held by Holder:

_______________________________________________________

Address for Notice:

Address:

Facsimile No:

Telephone No:

Email: